SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2015

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-23930	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip code)

(804) 205-5069

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)      On January 20, 2015, AmpliPhi Biosciences Corporation (the “Company”) dismissed PBMares, LLP (“PBMares”) as its independent registered public accounting firm. The reports of PBMares on the Company’s financial statements for each of the last two fiscal years contained an uncertainty modification that there was substantial doubt about the Company’s ability to continue as a going concern. Otherwise, such reports did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. The decision to change auditors was approved by the Audit Committee of the Board (the “Audit Committee”).

During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s dismissal of PBMares, the Company has not had any disagreements with PBMares on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PBMares’ satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s dismissal of PBMares, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested that PBMares furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter from PBMares, dated January 22, 2015, is filed as Exhibit 16.1 to this Form 8-K.

(b)     The Company has engaged Ernst & Young LLP (“E&Y”) as its new independent accountant as of January 20, 2015. During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s engagement of E&Y, the Company did not consult with E&Y regarding any of the matters described in Item 304(a)(2)(i) and (ii) of Regulation S-K. The Audit Committee and the Board have approved this engagement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 16.1 Letter to Securities and Exchange Commission from PBMares, LLP, dated January 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmpliPhi Biosciences Corporation

Date: January 22, 2015	By:	/s/ David E. Bosher
David E. Bosher Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 16.1	Letter to Securities and Exchange Commission from PBMares, LLP, dated January 22, 2015.